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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 10, 2002


                         SALIENT 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                            0-12588               23-2280922
 (State or other jurisdiction        (Commission           (I.R.S. Employer
  of incorporation )                  File Number)          Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA     19603
 (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (610) 856-5500

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 10, 2002, the Administrative Committee of the Stock Purchase Program (the Program) for Employees of Salient 3 Communications, Inc. and its Subsidiaries (the Company) dismissed Arthur Andersen LLP (Andersen) as the Program's independent public accountants and engaged KPMG LLP to serve as the Program's independent public accountants for fiscal 2001. The decision to change independent public accountants was recommended by the Administrative Committee and approved by the Board of Directors of the Company.

Andersen's reports on the Program's financial statements for the years 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Program's years 2000 and 1999 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Program's financial statements for such years. There were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 12, 2002, stating its agreement with such statements.

During the fiscal years 2000 and 1999 and through June 10, 2002, the Company did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Program's financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number          Description
-------         -----------

   16             Letter from Arthur Andersen LLP to the
                  Securities and Exchange Commission
                  dated June 12, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SALIENT 3 COMMUNICATIONS, INC.


Date:    July 1, 2002                 /s/Paul H. Snyder
                                       ------------------------------
                                       Paul H. Snyder
                                       Senior Vice President and
                                       Chief Financial Officer